                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                             SUMMIT AUTONOMOUS INC.
                  (FORMERLY KNOWN AS SUMMIT TECHNOLOGY, INC.)
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.01 per share (the "Shares"), of Summit Autonomous Inc., a Massachusetts corporation (the "Company"), together with the associated rights (the "Rights") to purchase Series A Preferred Stock, par value $0.01 per share, issued pursuant to the Rights Agreement dated as of March 28, 2000, between the Company and Fleet National Bank (as amended from time to time, the "Rights Agreement") are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Unless the context otherwise requires, all references herein to the Shares shall be deemed to include the Rights, and all references to the Rights include the benefits that may inure to holders of Rights pursuant to the Rights Agreement. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See
Section 2 of the Offer to Purchase.

                                THE DEPOSITARY:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


          BY MAIL:                 BY OVERNIGHT COURIER:                BY HAND:
  Reorganization Department      Reorganization Department      Reorganization Department
        P.O. Box 3301               85 Challenger Road                120 Broadway
 South Hackensack, NJ 07606          Mail Stop--Reorg                  13th Floor
                                 Ridgefield Park, NJ 07660         New York, NY 10271

                                BY FACSIMILE TRANSMISSION:
                                      (201) 296-4293
                             (FOR ELIGIBLE INSTITUTIONS ONLY)
                                   CONFIRM BY TELEPHONE:
                                      (201) 296-4860

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Alcon Acquisition Corp., a Massachusetts corporation (the "Purchaser") and a wholly owned subsidiary of Alcon
Holdings Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated June 5, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase.

--------------------------------------------------------------------------------

Name(s) of Record Holder(s): ___________________________________________________
                                  Please Print

Address(es): ___________________________________________________________________

________________________________________________________________________________
                                                                        Zip Code

Daytime Area Code and Tel. No.: ________________________________________________

Signature(s):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Number of Shares: ______________________________________________________________

Certificate Nos. (if available): _______________________________________________

(Check box if Shares will be tendered by book-entry transfer)

/ / The Depository Trust Company

Account Number: ________________________________________________________________

Transaction Code No.: __________________________________________________________

Dated:__________________________________________________________________________
--------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Letter of Transmittal) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

---------------------------------------------

  Name of Firm: ______________________________________________________________

  Address: ___________________________________________________________________

  ____________________________________________________________________________
  ____________________________________________________________________________

                                                                     Zip Code

  Area Code and Tel. No: _____________________________________________________
---------------------------------------------
---------------------------------------------

  Authorized Signature: ______________________________________________________

  Name: ______________________________________________________________________
                                  Please Type or Print

  Title: _____________________________________________________________________

  Dated: _____________________________________________________________________
  ----------------------------------------------

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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